Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Custodian, Transfer Agent, Counsel, Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, each dated January 28, 2022, and each included in this Post-Effective Amendment No. 32 to the Registration Statement (Form N-1A, File No. 333-82336) of Sanford C. Bernstein Fund II, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 24, 2021, with respect to the financial statements and financial highlights of Intermediate Duration Institutional Portfolio (the only series comprising Sanford C. Bernstein Fund II, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 28, 2022